UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place,	Houston,	Texas	77056
(Address of principal executive offices)			(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) The Board of Directors of Weatherford International plc (the “Company”) previously adopted, subject to approval by the Company’s shareholders, the Weatherford International plc Fourth Amended and Restated 2019 Equity Incentive Plan (the “Plan”), to increase the number of the Company’s ordinary shares, nominal value $0.001 per share (“Ordinary Shares”) issuable thereunder by 1,286,000 shares. As reported under Item 5.07 below, the Company’s shareholders voted to approve the Plan on June 11, 2025.

A summary of the material terms of the Plan is included in the Company’s proxy statement for the 2025 Annual General Meeting of Shareholders (the “Annual Meeting”) of the Company under the heading “Agenda Item 4 – Approve the Amended and Restated Equity Incentive Plan,” which was filed by the Company on Schedule 14A with the Securities and Exchange Commission on April 23, 2025. This is qualified in its entirety by reference to the text of the Plan, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The Company intends to file a registration statement on Form S-8 to register the additional shares as soon as practical.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on June 11, 2025. At the Annual Meeting, holders of 67,930,514 Ordinary Shares, or approximately 93.62%, of the 72,556,148 issued and outstanding Ordinary Shares entitled to vote at the Annual Meeting, were present in person or by proxies.

1.The shareholders voted as follows to elect each of the six director nominees to serve a one-year term that is anticipated to expire at the Company’s 2026 Annual General Meeting of the Shareholders.

Name of Director	For	Against	Abstain	Broker Non-Votes
Steven Beringhause	63,696,872	434,056	30,882	3,768,704
Benjamin C. Duster, IV	61,327,333	2,703,465	131,012	3,768,704
Neal P. Goldman	57,291,872	6,763,312	106,626	3,768,704
Jacqueline C. Mutschler	61,973,576	2,065,949	122,285	3,768,704
Girishchandra K. Saligram	64,072,918	65,499	23,393	3,768,704
Charles M. Sledge	62,523,581	1,614,852	23,377	3,768,704

2.The shareholders voted as follows to: (a) ratify the appointment of (i) KPMG LLP as the Company’s independent registered public accounting firm and auditor for the financial year ending December 31, 2025 and (ii) KPMG Chartered Accountants, Dublin, as the Company’s statutory auditor under Irish law to hold office until the close of the Company’s 2026 Annual General Meeting of the Shareholders; and (b) authorize the Board of Directors of the Company, acting through the Audit Committee, to determine the auditors’ remuneration.

For	Against	Abstain	Broker Non-Votes
67,609,920	285,668	34,926	—

3.The shareholders voted at the Annual Meeting as follows to approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
62,993,586	1,113,767	54,457	3,768,704

4.The shareholders voted as follows to approve the Plan.

For	Against	Abstain	Broker Non-Votes
63,098,357	1,027,149	36,304	3,768,704

5.The shareholders voted as follows to grant the Board of Directors the authority to issues shares under Irish law.

For	Against	Abstain	Broker Non-Votes
63,572,265	570,879	18,666	3,768,704

6.The shareholders voted as follows to grant the Board of Directors the authority to opt-out of statutory preemption rights under Irish law.

For	Against	Abstain	Broker Non-Votes
61,297,991	2,843,986	19,833	3,768,704

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1	Weatherford International plc Fourth Amended and Restated 2019 Equity Incentive Plan.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: June 13, 2025	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer